Exhibit 10.9

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 24th day of July 2012 by and between Silicon Valley Bank (“Bank”) and The Rubicon Project, Inc., a Delaware corporation (“Rubicon”), Sitescout Corporation, a Washington corporation, Fox Audience Network, Inc., a Delaware corporation and Strategic Data Corp., a Delaware corporation (jointly and severally, the “Borrower”) whose address is 1925 S. Bundy Drive, Los Angeles, CA 90025.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 27, 2011 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Limited Waiver Regarding Minimum Tangible Net Worth Default. Borrower has advised Bank that Borrower has failed to comply with the Minimum Tangible Net Worth Financial Covenant set forth in Section 6.9(a) of the Loan Agreement for the compliance period ending May 31, 2012 (the “TNW Default”). Borrower hereby acknowledges the TNW Default. Bank and Borrower agree that the Borrower’s TNW Default is hereby waived. It is understood by the parties hereto, however, that such waiver does not constitute a waiver of any other provision or term of the Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other provision or term of the Loan Agreement or any related document.

2.2 Modified Tangible Net Worth Financial Covenant. The Tangible Net Worth Financial Covenant set forth in Section 6.9(a) of the Loan Agreement is amended in its entirety and replaced with the following:

(a) Tangible Net Worth. A Tangible Net Worth of at least $3,250,000 plus (i) 50% of all consideration received after the date hereof for equity securities and subordinated debt of the Borrower, plus (ii) 50% of the Borrower’s Net Income in each fiscal quarter ending after the date hereof. Increases in the Tangible Net Worth based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Tangible Net Worth based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Tangible Net Worth be decreased.

2.3 Modified Provision Regarding Fixed Charge Coverage Ratio Financial Covenant. The last paragraph of the Fixed Charge Coverage Ratio Financial Covenant set forth in Section 6.9(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

Borrower’s failure to comply with the foregoing financial covenant will not constitute an Event of Default hereunder if (i) availability under the Revolving Line is equal to or greater than the aggregate outstanding principal amounts of the Equipment I Advances and the Equipment II Advances and (ii) Borrower agrees to reduce the Availability Amount under the Revolving Line in an amount equal to all Obligations pertaining to the Equipment I Advances and Equipment II Advances (the “Equipment Advances Reserve”).

If, subsequent to the establishment of an Equipment Advances Reserve, Borrower complies with the Fixed Charge Coverage Ratio Financial Covenant, Borrower may, at its option, request that the Equipment Advances Reserve be removed upon Bank’s receipt of evidence, satisfactory to Bank in its good faith business judgment, of Borrower’s compliance with the Fixed Charge Coverage Ratio Financial Covenant. If, after the removal of an Equipment Advances Reserve, Borrower subsequently fails to comply with the Fixed Charge Coverage Ratio Financial Covenant, the same will not constitute an Event of Default hereunder if the requirements set forth in the preceding paragraph are met and another Equipment Advances Reserve is established.

2.4 Modified Exhibit B Compliance Certificate. The form of Compliance Certificate, set forth in Exhibit B to the Loan Agreement, is hereby amended to read as set forth in Exhibit B attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of an amendment fee in an amount equal to $5,000.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		The Rubicon Project, Inc.

By:	/s/ Victor Le	By:	/s/ Seizo Welch
Name:	Victor Le	Name:	Seizo Welch
Title:	Relationship Manager	Title:	SVP Finance

BORROWER

Fox Audience Network, Inc.

		By:	/s/ Seizo Welch
		Name:	Seizo Welch
		Title:	SVP Finance

BORROWER

Sitescout Corporation

		By:	/s/ Seizo Welch
		Name:	Seizo Welch
		Title:	SVP Finance

BORROWER

Strategic Data Corp.

		By:	/s/ Seizo Welch
		Name:	Seizo Welch
		Title:	SVP Finance

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	THE RUBICON PROJECT, INC.

The undersigned authorized officer of The Rubicon Project, Inc., on behalf of itself and its Subsidiaries (jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower [or any of its Subsidiaries] relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days (annual financial statements for FYE 12/31/11 due by 08/15/12)	Yes No
Transaction Reports	Weekly if not on Streamline; otherwise, Monthly within 20 days	Yes No
A/R and A/P Agings and Reconciliations	Monthly within 30 days	Yes No
Annual Projections	Within 30 days of earlier of (i) approval by Board or (ii) start of FY	Yes No
10-Q, 10-K and 8-K (if applicable)	Within 5 days after filing with SEC	Yes No

Financial Covenant	Required	Actual		Complies

Maintain on a Monthly or Quarterly Basis (as applicable):
Minimum Tangible Net Worth (tested monthly)	$3,250,000 plus (i) 50% of new equity and sub debt plus (ii) 50% of quarterly net income	$		Yes No
Minimum Fixed Charge Coverage Ratio (tested quarterly commencing with fiscal quarter ending 12/31/11)	1.25 to 1.0		to 1.0	Yes No

Performance Pricing		Applies

Net Cash > $1.00	Prime + 1.50% (not applicable to Equipment I Advances or Equipment II Advances)	Yes No
Net Cash < $1.00	Prime + 3.00% (not applicable to Equipment I Advances or Equipment II Advances)	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

The Rubicon Project, Inc.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

Tangible Net Worth (Section 6.9(a))

Required:	$3,250,000 plus (i) 50% of the new equity and subordinated debt plus (ii) 50% of quarterly Net Income

Actual:

A.	Aggregate value of total assets of Borrower and its Subsidiaries	$

B.	Aggregate value of goodwill of Borrower and its Subsidiaries	$

C.	Aggregate value of intangible assets of Borrower and its Subsidiaries	$

D.	Aggregate value of investments of Borrower and its Subsidiaries consisting of minority investments in companies which investments are not publicly-traded	$

E.	Aggregate value of any reserves not already deducted from assets	$

F.

Aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness) and current portion of Subordinated Debt permitted by Bank to be paid by Borrower (but no other Subordinated Debt)

$

G.	Aggregate value of Indebtedness of Borrower subordinated to Borrower’s Indebtedness to Bank	$

H.	Tangible Net Worth (line A minus line B minus line C minus line D minus line E minus line F plus line G)	$

Is line H equal to or greater than the Required amount?

No, not in compliance	Yes, in compliance

II.	Fixed Charge Coverage Ratio (Section 6.9(b))

Required:	1.25 to 1.0

Actual:

A.	Net Income of Borrower	$

B.	To the extent included in the determination of Net Income

	1. Interest expense	$

	2. Depreciation expense	$

	3. Income tax expense	$

	4. Non-cash amortization expense	$

	5. FAS 123R stock compensation expense	$

	6. Other non-cash expenses determined in accordance with GAAP	$

	7. The sum of lines B.1 through B.7	$

C.	Adjusted EBITDA (line A plus line B.7)	$

D.	FCCR Numerator

	1. Adjusted EBITDA (line C)	$

	2. Unfunded capital expenditures	$

	3. Taxes paid in cash	$

	4. Cash dividends	$

	5. Line D.1 minus lines D.2 through D.4 (all on a trailing 12 months basis)	$

E.	FCCR Denominator

	1. Interest payments	$

	2. Principal payments	$

	3. Line E.1 plus line E.2 (all on a trailing 12 months basis)	$

F.	FCCR (line D.5 divided by line E.3)	to 1.0

Is line F equal to or greater than the Required amount?

No, not in compliance	Yes, in compliance

Net Cash Calculation (Streamline Trigger)

Required:	Net Cash > $1.00

Actual:

A.	Aggregate unrestricted cash of Borrower at Bank and Bank Affiliates	$

B.	Aggregate unrestricted cash of Borrower at financial institutions outside the United States (whether maintained at Bank or other financial institutions) (not to exceed $3,000,000)	$

C.	Aggregate unrestricted cash (line A plus line B)	$

D.	Aggregate outstanding principal amount of Advances	$

E.	Aggregate outstanding principal amount of Equipment I Advances	$

F.	Aggregate outstanding principal amount of Equipment II Advances	$

G.	Aggregate outstanding principal amounts of Bank Loans (line D plus line E plus line F)	$

H.	Net Cash (line C minus line G)	$

Is line H equal to or greater than the Required amount?

No	Yes